4Q16 Quarterly Supplement January 13, 2017 © 2017 Wells Fargo & Company. All rights reserved.

Wells Fargo 4Q16 Supplement 1 Appendix Real estate 1-4 family mortgage portfolio 29 Consumer credit card portfolio 30 Auto portfolios 31 Student lending portfolio 32 Common Equity Tier 1 (Fully Phased-In) 33 Return on average tangible common equity (ROTCE) 34 Forward-looking statements and additional information 35 Table of contents 4Q16 Results Year-over-year results Page 2 Retail Banking sales practices 3-6 4Q16 Highlights 7 Hedge ineffectiveness accounting impact 8 Balance Sheet and credit overview (linked quarter) 9 Income Statement overview (linked quarter) 10 Loans 11 Year-over-year loan growth 12 Deposits 13 Net interest income 14 Noninterest income 15 Total trading-related net interest income and noninterest income 16 Noninterest income trends 17 Noninterest expense and efficiency ratio 18 Continued expense and efficiency focus 19 Branch rationalization strategy 20 Community Banking 21 Wholesale Banking 22 Wealth and Investment Management 23 Credit quality 24 Oil and gas loan portfolio 25 Capital 26 Summary 27

Wells Fargo 4Q16 Supplement 2 885.4 950.0 2015 2016 1,194.1 1,250.6 2015 2016 45.3 47.8 2015 2016 5,092.1 5,016.1 2015 2016 86.1 88.3 2015 2016 22.9 21.9 2015 2016 Year-over-year results Diluted earnings per common share Net Income ($ in billions, except EPS) Revenue ($ in billions) Period-end Common Shares Outstanding (shares in millions) Average Deposits ($ in billions) Average Loans ($ in billions) Net Interest Income ($ in billions) $4.12 $3.99

Wells Fargo 4Q16 Supplement 3 Retail Banking sales practices remediation plan update  Reached out to 40 million retail and 3 million small business customers through statement messaging, other mailings and online communications – Over 168,000 potentially unauthorized credit card customers called as of 12/31/2016  Sales Practices Consent Order Program Office established in early October 2016 – Head of the group reports to the Chief Risk Officer  OCC and CFPB Consent Orders, and L.A. Stipulated Judgement – In December we submitted our Reimbursement and Redress Plans – As of 12/9/16, we have issued a total of $3.2 million of refunds for potentially unauthorized accounts that incurred fees and charges, including the addition of consumer and small business unsecured line of credit accounts, for the period of May 2011 – June 2015 • We believe we have fulfilled our customer reimbursement requirements under the L.A. Stipulated Judgement, subject to an audit review – Analytical work underway to review expanded time periods to cover the entire Consent Order period of January 2011 – September 2016 – Hired independent consultant to perform sales practices evaluation and root cause analysis  Additional work beyond requirements – Established a voluntary, no-cost to the consumer mediation program nation-wide (beyond the requirements in the L.A. Stipulated Judgement to do so for California) – Data analysis for potentially unauthorized accounts for 2009-2010 underway – Hired an additional third party consultant to evaluate sales practices more broadly across Wells Fargo  Continued progress to evaluate potentially unauthorized credit card accounts – Further analysis of potential credit score impact is underway, including review of customers impacted by lower credit score from a potentially unauthorized inquiry and/or credit card • ~ 56% of the 563,840 credit card accounts had a credit bureau inquiry and/or a new trade line originated within 12 months of account opening • ~ 56% of those (or 177,309 accounts, 31% of the total) had a credit score decline, with a median decrease of 9 points – Analysis of signature matching is underway • In the 267,000 cases where Wells Fargo has a signature from a credit card application and a signature from the corresponding deposit account, over 90% of those signatures match

Wells Fargo 4Q16 Supplement 4 Recently initiated Retail Banking compensation program  Principles of the new Retail Banking compensation program include: - No product sales goals - Performance based on customer service, growth in primary customers, household relationship growth, and risk management • A larger allocation of incentives will be associated with direct customer feedback and product usage • Metrics will take a longer term view of the customer relationship - Metrics will be heavily weighted towards team (branch) goals, not just individual goals - Additional centralized monitoring and controls in place to provide enhanced oversight of sales processes – Periodic reviews and checkpoints to monitor any unintended outcomes or behavior prompted by the new compensation plan  Developed by a team of HR professionals, cross organizational and cross functional management, and outside consultants leveraging listening sessions that Mary Mack, head of Community Banking, held across the U.S. over the last 3 months with ~3,000 team members  Team member communications outlining the new program have just recently been initiated  We will spend the first half of 2017 training our team to ensure that we successfully achieve our new objectives  As part of our annual compensation review process, on 1/8/17 Wells Fargo increased the minimum hourly pay rate for all U.S.-based team members to $13.50 - $17.00 an hour, depending on factors such as experience and geography, which at the low end of the range is a 12% increase from the previous minimum hourly rate and 86% higher than the national minimum wage of $7.25 an hour

Monitoring customer activity in Retail Banking (page 1 of 2)

(in millions, unless otherwise noted)	Dec 2016	Nov 2016	Dec 2015	Dec 2016 change from: (1) Nov 2016	Dec 2016 change from: (1) Dec 2015
Customer Interactions (2)					
Total Branch Interactions	55.3	49.7	58.8	11%	-6%
Teller Transactions	52.3	46.9	55.4	12%	-6%
Branch Banker Interactions	2.9	2.8	3.4	6%	-14%
Total Phone Banker Interactions	9.6	9.3	9.0	3%	7%
Total Digital (Online and Mobile) Secure Sessions	479.2	461.5	461.2	4%	4%
Total Digital (Online and Mobile) Active Customers (3)	27.3	27.4			
Consumer Checking Account Opens	0.3	0.3	0.5	2%	-40%
Consumer Checking Account Customer-Initiated Closures (4)	0.2	0.2	0.2	-4%	-5%
Deposit Balances and Accounts					
Consumer and Small Business Banking Deposits *(period end, $ in billions)* (5)	$ 760.6	$ 748.8	$ 711.0	2%	7%
Consumer and Small Business Banking Deposits *(average, $ in billions)* (5)	$ 753.8	$ 747.5	$ 702.0	1%	7%
Primary Consumer Checking Customers (6)	23.5	23.6	22.8	0%	3%
Primary Consumer Checking Customers YoY Growth (6)	3.0%	3.5%	5.5%		
Debit Cards (Consumer and Business)					
Point-of-Sale Active Cards	26.2	26.1	25.9	0%	1%
Point-of-Sale Transactions	698.0	654.9	658.2	7%	6%
Consumer Credit Cards (7)					
Point-of-Sale Active Accounts	8.0	7.8	7.5	2%	7%
Applications	0.2	0.2	0.3	-7%	-43%
Balances *(period end, $ in billions)*	$ 28.3	$ 27.4	$ 25.7	3%	10%
Purchase Volume *($ in billions)*	$ 6.6	$ 5.8	$ 6.1	13%	8%
Customer Experience Survey Scores with Branch					
Customer Loyalty	55.5%	53.6%	61.4%		
Overall Satisfaction with Most Recent Visit	76.4%	74.8%	78.0%		

Percentage changes are calculated using whole numbers. If the % change were based on the rounded amounts presented, it would produce a different result for Branch Banker Interactions, Consumer Checking Account Opens, Consumer Checking Account Customer-Initiated Closures, Consumer Credit Card Point-of-Sale Active Accounts, Consumer Credit Card Applications and Consumer Credit Card Purchase Volume, but all differences are attributable to rounding. (1) December 2016 had 21 business days, November 2016 had 20 business days, while December 2015 had 22 business days. (2) A customer communication or transaction qualifies as a customer traffic interaction, which is consistent with the definition used by management for each customer channel presented. Preparation of customer traffic interaction metrics requires the application of interpretive judgement for each communication or transaction. Management uses these metrics to monitor customer traffic trends within the Company's Retail Banking business. (3) Primarily includes retail banking, consumer lending, small business and business banking customers. (4) Does not include accounts closed by the bank. (5) Period-end and average deposits for December 2016 included $1.2 billion and $2.5 billion, respectively, of deposits related to our new Payments, Virtual Solutions, and Innovation Group that involved realignment in fourth quarter 2016 of some personnel and business activities from Wholesale Banking to the Community Banking operating segment. (6) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. (7) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 4Q16 Supplement 5

Wells Fargo 4Q16 Supplement 6 In the month of December existing customers continued to actively use their accounts Monitoring customer activity in Retail Banking (page 2 of 2) Customer Interactions  Total branch interactions were up 11% from November 2016 (linked month “LM”) and down 6% from December 2015 – Branch banker interactions were down from December 2015 primarily driven by a slowdown in new account openings Deposit Balances and Accounts  Average consumer and small business deposit balances were up 1% LM and 7% from December 2015  Consumer checking account opens were up 2% LM and down 40% from December 2015  Customer-initiated consumer checking account closures were down 4% LM and 5% from December 2015 Debit and Credit Cards  Customers continued to actively use their debit and credit cards – Point-of-sale debit card transactions were up 7% LM consistent with historical seasonality, and were up 6% from December 2015 – Point-of-sale active consumer credit card accounts were up 2% LM and 7% from December 2015; both consumer credit card purchase volume and balances outstanding were up LM and from December 2015  New credit card applications were down 7% LM and 43% from December 2015 Customer Experience Surveys  Customer loyalty scores were up LM, with scores showing improvement from lows seen early in October, but down from December 2015  Survey results of overall satisfaction with most recent visit were 76.4% in December, up from 74.8% in November 2016, but down from 78.0% in December 2015

4Q16 Highlights

Wells Fargo Net Income
($ in millions, except EPS)


5,575
5,462
5,558
5,644
5,274
$1.00
$0.99
$1.01
$1.03
$0.96
4Q15
1Q16
2Q16
3Q16
4Q16
Diluted earnings per common share

- Earnings of $5.3 billion included net hedge ineffectiveness accounting "net hedge ineffectiveness" impact of $(592) million, or $(0.07) per diluted common share
- Diluted earnings per common share of $0.96
- Revenue flat year-over-year (YoY) and down 3% linked quarter (LQ)
  - Net interest income up 7% YoY and 4% LQ
  - Noninterest income down 8% YoY and 12% LQ and included net hedge ineffectiveness impact of $(592) million
- Continued loan and deposit growth
  - Average loans up 6% YoY and 1% LQ
  - Average deposits up 6% YoY and 2% LQ
- Solid credit quality
  - Provision expense down 3% YoY and stable LQ
  - Nonperforming assets down 11% YoY and 5% LQ
- Strong capital position
  - Common Equity Tier 1 ratio (fully phased-in) of 10.7% at 12/31/16 (1)
  - Returned $3.0 billion to shareholders through common stock dividends and net share repurchases

(1) 4Q16 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 33 for additional information regarding the Common Equity Tier 1 capital ratio.

Wells Fargo 4Q16 Supplement
7

Wells Fargo 4Q16 Supplement 8 Hedge ineffectiveness accounting impact  Fixed rate long-term debt is typically swapped to a floating rate as part of balancing our deposit oriented liability structure to better align with the interest rate sensitivity characteristics of our asset mix. Additionally, a portion of our non-US dollar long-term debt is issued to diversify our funding sources rather than funding non-US assets, and as a result is swapped back to US dollars.  Substantially all of our hedge ineffectiveness relates to these hedges on our long-term debt  Hedge ineffectiveness results when the change in the fair value of our swaps do not fully offset the change in value of our long-term debt due to changes in interest and foreign currency rates – A significant portion of this measurement difference results from the accounting requirement to include our credit spread in the contractual cash flows and discount rates for our long-term debt; however, interest rate swap cash flows and discount rates do not include a similar credit spread  In 2016 we experienced significant volatility in hedge ineffectiveness due to key interest rate and foreign currency fluctuations; however, the full year impact, net of related economic hedges, was close to neutral  In general, we experience hedge ineffectiveness losses when interest rates shift higher and/or the U.S. dollar appreciates  Over the life of the hedges, as long as hedge accounting is maintained and the hedges are held to maturity, the ineffectiveness is expected to be zero  If issued in its current form, FASB’s proposed new hedge accounting rules, which are expected to be finalized in 2017, would significantly reduce the interest rate-related ineffectiveness associated with our long-term debt hedges ($ in millions) 1Q16 2Q16 3Q16 4Q16 2016 Net hedge ineffectiveness $ 379 56 142 (592) (15)

Wells Fargo 4Q16 Supplement 9 Balance Sheet and credit overview (linked quarter) Loans  Loans up $6.3 billion on growth in commercial loans - Consumer loans were reduced by the $3.8 billion deconsolidation of certain previously sold reverse mortgage loans after the sale of the related servicing. Although these loans had previously been sold, they had remained consolidated as a result of their sale being treated as a secured borrowing with an offset in long- term debt. Short-term investments/ Fed funds sold  Down $32.3 billion reflecting deployment into loans and investment securities as well as a smaller balance sheet Trading assets  Down $6.7 billion Investment securities  Up $17.1 billion as ~$44 billion of gross purchases, predominantly agency MBS, were partially offset by run-off Deposits  Up $30.2 billion due to increases in commercial, and consumer and small business banking balances Long-term debt  Up $242 million as ~$22 billion of issuances were offset by maturities, fair value market changes and the deconsolidation of reverse mortgage-related debt - Issuances included $8.3 billion of parent TLAC-eligible issuance, and $8.5 billion of Federal Home Loan Bank (FHLB) borrowings Short-term borrowings  Down $27.9 billion reflecting lower repurchase balances Common stock outstanding  Common shares outstanding down 7.8 million on net share repurchases of $1.1 billion Credit  Net charge-offs of $905 million, up $100 million  Nonperforming assets of $11.4 billion, down $644 million  $100 million reserve release (1) driven by continued improvement in residential real estate and stabilization in oil and gas portfolio performance Period-end balances. All comparisons are 4Q16 compared with 3Q16. (1) Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

Wells Fargo 4Q16 Supplement 10 Income Statement overview (linked quarter) Total revenue  Revenue of $21.6 billion, down $746 million Net interest income  NII up $450 million, and NIM up 5 bps to 2.87%, primarily due to growth in loans and investment securities, higher interest income on trading assets, higher variable income, and a modest benefit from higher interest rates Noninterest income  Noninterest income down $1.2 billion - Trust and investment fees up $85 million on stronger investment banking - Mortgage banking down $250 million on lower mortgage servicing and mortgage origination revenue - Market sensitive revenue (1) down $319 million as lower trading was partially offset by higher gains on equity investments and debt securities - Other income down $697 million and included $592 million of net hedge ineffectiveness losses resulting from certain key interest rate and foreign currency fluctuations Noninterest expense  Noninterest expense down $53 million - Personnel expenses were down $195 million driven by lower deferred compensation expense and lower revenue-related incentive compensation - Equipment expense up $151 million on higher software maintenance including annual software license renewals - Outside professional services up $182 million reflecting higher project spending and legal expense - Operating losses were down $334 million on lower litigation accruals - All other expenses were down $116 million from 3Q16 which included a $107 million donation to the Wells Fargo Foundation All comparisons are 4Q16 compared with 3Q16. (1) Consists of net gains from trading activities, debt securities and equity investments.

Wells Fargo 4Q16 Supplement 11 916.6 947.3 957.2 961.3 967.6 4Q15 1Q16 2Q16 3Q16 4Q16 Loans  Total loans increased $51.0 billion, or 6%, YoY and $6.3 billion LQ - Commercial loans up $10.1 billion LQ on higher commercial real estate and broad-based C&I loan growth - Consumer loans down $3.8 billion LQ as declines in consumer real estate, auto and student lending were partially offset by growth in credit card and securities-based lending • Consumer real estate 1-4 family first mortgage loans were reduced by the $3.8 billion deconsolidation of certain reverse mortgage loans  Total average loans of $964.1 billion up $51.9 billion, or 6%, YoY and $6.7 billion, or 1%, LQ  Total average loan yield of 4.20%, up 3 bps LQ Average Period-end Total average loan yield Period-end Loans Outstanding ($ in billions) 4.08% 4.16% 4.16% 4.17% 4.20%

Wells Fargo 4Q16 Supplement 12 20 24 28 32 36 40 44 4Q15 4Q16 Other Revolving Credit and Installment 20 24 28 32 36 4Q15 4Q16 Credit Card 150 180 210 240 270 300 4Q15 4Q16 Real Estate 1-4 Family First Mortgage 100 120 140 160 4Q15 4Q16 Commercial Real Estate 200 230 260 290 320 350 4Q15 4Q16 Commercial and Industrial Year-over-year loan growth  Growth in active accounts, up 6% YoY ($ in billions)  GE Capital portfolio acquisitions and organic growth Period-end balances.  Primarily CRE mortgage growth  Nonconforming mortgage growth  Included $3.8 billion reduction from the deconsolidation of certain reverse mortgage loans  Growth in securities-based lending and student lending

Deposits

Average Deposits and Rates
($ in billions)



1,216.8
350.7
866.1
0.08%
1,261.5
363.1
898.4
0.11%
1,284.2
376.9
907.3
0.12%
4Q15
3Q16
4Q16
Interest-bearing deposits
Noninterest-bearing deposits
Average deposit cost

Period-end Deposits
($ in billions)



1,223.3
1,275.9
1,306.1
4Q15
3Q16
4Q16

Average

- Deposits up $67.4 billion, or 6%, YoY and $22.7 billion, or 2%, LQ
  - Noninterest-bearing deposits up $26.2 billion, or 7%, YoY and $13.8 billion, or 4%, LQ
  - Interest-bearing deposits up $41.2 billion, or 5%, YoY and $8.9 billion, or 1%, LQ
- Average deposit cost of 12 bps, up 1 bp LQ and up 4 bps YoY driven by commercial deposit pricing
- Consumer and small business banking deposits (1) of $749.9 billion, up 8% YoY and 1% LQ

Period-end

- Total period-end deposits up $82.8 billion, or 7%, YoY on strong commercial deposit growth as well as a $49.6 billion increase in consumer and small business banking balances (1)
- Primary consumer checking customers (2) in December up 3.0% YoY

(1) Total deposits excluding mortgage escrow and wholesale deposits. Period-end and average consumer and small business banking deposits for 4Q16 included $1.2 billion and $2.1 billion, respectively, of deposits related to our new Payments, Virtual Solutions, and Innovation Group that involved realignment in fourth quarter 2016 of some personnel and business activities from Wholesale Banking to the Community Banking operating segment.
(2) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposits.

Wells Fargo 4Q16 Supplement
13

Wells Fargo 4Q16 Supplement 14 11,588 11,667 11,733 11,952 12,402 4Q15 1Q16 2Q16 3Q16 4Q16  Net interest income up $814 million, or 7%, YoY and $450 million, or 4%, LQ primarily due to growth in loans and investment securities, higher interest income on trading assets, higher variable income, and a modest benefit from higher interest rates  Average earning assets up $35.9 billion, or 2%, LQ - Investment securities up $37.9 billion - Trading assets up $14.0 billion - Loans up $6.7 billion - Mortgages held for sale up $3.4 billion - Short-term investments/fed funds sold down $26.3 billion  NIM of 2.87% up 5 bps from 3Q16 primarily driven by growth in loans, investment securities and trading income, and the net benefit from higher interest rates - Income from variable sources, including periodic dividends and fees, contributed ~2 bps Net interest income Net Interest Margin (NIM) Net Interest Income ($ in millions) 2.92% 2.90% 2.86% 2.82% 2.87%

Noninterest income

($ in millions)	4Q16	vs 3Q16	vs 4Q15
Noninterest income			
Service charges on deposit accounts	$ 1,357	(1) %	2
Trust and investment fees:			
Brokerage advisory, commissions and other fees	2,342	-	2
Trust and investment management	837	(1)	-
Investment banking	519	24	35
Card fees	1,001	-	4
Other fees	962	4	(8)
Mortgage banking	1,417	(15)	(15)
Insurance	262	(11)	(39)
Net losses from trading activities	(109)	n.m.	n.m.
Net gains on debt securities	145	37	(58)
Net gains from equity investments	306	n.m.	(28)
Lease income	523	(2)	n.m.
Other	(382)	n.m.	n.m.
Total noninterest income	**$ 9,180**	**(12) %**	**(8)**



9,998
10,528
10,429
10,376
9,180
4Q15
1Q16
2Q16
3Q16
4Q16

- Trust and investment fees up $85 million LQ on higher investment banking and asset-based fees
  - Brokerage advisory, commissions and other fees flat as lower transaction revenues were offset by higher asset-based fees
  - Investment banking fees up $99 million, or 24%, on higher advisory and loan syndications
- Other fees up $36 million on higher commercial real estate brokerage commissions
- Mortgage banking down $250 million reflecting lower servicing income and mortgage origination revenue
  - Servicing income down $163 million primarily due to higher unreimbursed servicing costs
  - Residential mortgage origination revenue down $87 million on a lower held-for-sale production margin
- Trading gains down $524 million
  - Please see page 16 for additional information
- Gains from equity investments up $166 million from a number of venture capital, private equity and other investments
- Other income down $697 million and included $592 million in net hedge ineffectiveness losses due to certain key interest rate and foreign currency fluctuations

Wells Fargo 4Q16 Supplement
15

Total trading-related net interest income and noninterest income

($ in millions)		4Q16	3Q16	4Q15	Linked Quarter Change			Year-over-year Change		
Total trading-related revenue										
Net interest income	$	651	505	470	$	146	29 %	$	181	39 %
Net gains/(losses) on trading activities		(109)	415	99		(524)	n.m.		(208)	n.m.
Total trading-related revenue	**$**	**542**	**920**	**569**	**$**	**(378)**	**(41) %**	**$**	**(27)**	**(5) %**

- Total trading-related revenue was down $378 million from 3Q16:
  - Net interest income increased $146 million on:
    - Higher average trading asset balances, up 16%
    - $98 million in net interest income associated with the periodic dividends and carry income on hedged positions in our equity and RMBS books, with offsetting losses in net gains on trading activities from the resulting valuation change on the associated hedged assets (neutral to total trading-related revenue)
  - Net gains/(losses) on trading activities declined $524 million on:
    - $223 million in lower secondary trading driven by reduced client volumes compared with a strong 3Q16, as well as seasonality, fewer trading days in the quarter and lower client demand as clients adapted to the rising rate environment
    - $106 million decline in deferred compensation trading results (largely offset in employee benefits expense)
    - $98 million loss resulting from valuation adjustments related to hedging activity for RMBS and equity assets which was offset by dividends and carry income from the associated assets that was recognized in net interest income (neutral to total trading-related revenue)
    - $(61) million change in credit valuation adjustments (CVA) due to market-driven changes in credit spreads and higher swap rates during 4Q16
- Total trading-related revenue was down $27 million from 4Q15 as a $60 million decline in deferred compensation results and $55 million lower CVA were partially offset by higher client volumes and interest income on trading assets

Wells Fargo 4Q16 Supplement 16

Wells Fargo 4Q16 Supplement 17 (200) - 200 400 600 800 1,000 1,200 4Q15 1Q16 2Q16 3Q16 4Q16 Net gains from equity investments Net gains on debt securities Net gains (losses) from trading activities Noninterest income trends - 200 400 600 800 1,000 1,200 1,400 4Q15 1Q16 2Q16 3Q16 4Q16 Deposit Service Charges ($ in millions) ( 5 quarter average) Trust & Investment Fees ($ in millions) Card Fees ($ in millions) Other Fees ($ in millions) Mortgage Banking ($ in millions) Market Sensitive Revenue ($ in millions) - 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4Q15 1Q16 2Q16 3Q16 4Q16 Investment banking Trust and investment management Brokerage advisory, commissions and other fees - 200 400 600 800 1,000 1,200 4Q15 1Q16 2Q16 3Q16 4Q16 - 200 400 600 800 1,000 1,200 4Q15 1Q16 2Q16 3Q16 4Q16 - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 4Q15 1Q16 2Q16 3Q16 4Q16 Net gains on mortgage loan origination/sales activities Servicing income, net

Noninterest expense and efficiency ratio [1]

($ in millions)	4Q16	vs 3Q16	vs 4Q15
Noninterest expense			
Salaries	$ 4,193	(1) %	3
Commission and incentive compensation	2,478	(2)	1
Employee benefits	1,101	(10)	6
Equipment	642	31	-
Net occupancy	710	(1)	(2)
Core deposit and other intangibles	301	1	(3)
FDIC and other deposit assessments	353	14	37
Outside professional services [2]	984	23	19
Other [2]	2,453	(9)	8
Total noninterest expense	$ 13,215	- %	5



12,599
13,028
12,866
13,268
13,215
58.4%
58.7%
58.1%
59.4%
61.2%
4Q15
1Q16
2Q16
3Q16
4Q16
Efficiency Ratio

- Noninterest expense down $53 million LQ
  - Personnel expense down $195 million
    - Salaries down $31 million on one less day in the quarter
    - Commission and incentive compensation down $42 million on lower revenue-based incentive compensation
    - Employee benefits expense down $122 million including a $92 million reduction in deferred compensation expense
  - Equipment expense up $151 million on higher software maintenance including annual software license renewals
  - Outside professional services [2] up $182 million reflecting higher project spending and legal expense
  - Other expense [2] down $228 million
    - Operating losses down $334 million on lower litigation accruals
    - Foreclosed assets expense up $92 million from a 3Q16 with elevated commercial foreclosed asset gains on sale
    - Advertising expense up $61 million on new media campaigns
    - All other down $116 million from 3Q16 which included a $107 million donation to the Wells Fargo Foundation
- 4Q16 efficiency ratio of 61.2% and full year 2016 efficiency ratio of 59.3%
- Efficiency ratio expected to remain at an elevated level

(1) Efficiency ratio defined as noninterest expense divided by total revenue (net interest income plus noninterest income). Noninterest expense and our efficiency ratio may be affected by a variety of factors, including business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our business and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters.

(2) The sum of Outside professional services expense and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 18 and 19 of the press release.

Wells Fargo 4Q16 Supplement 18

Wells Fargo 4Q16 Supplement 19 Continued expense and efficiency focus We expect our efficiency initiatives will reduce expenses by ~$2 billion annually by year-end 2018 and that those savings will be reinvested in the business, all while continuing to have a strong efficiency ratio Savings allow for continued investment in top priorities such as customer and team member experience, innovation, risk management, and cybersecurity Business Rationalization  Selective divestitures of non-core sub-scale businesses - Sold Crop Insurance business (1Q16) and Health Benefits Services business (2Q16)  Realignment of businesses around customer needs for greater synergies and economics - Created the Payments, Virtual Solutions, and Innovation (PVSI) Group (4Q16) Centralization and Optimization  Marketing, Communications, Finance, Data and Analytics, Contact Centers, Operations, Technology centralization and optimization  Project Management process optimization Category Efficiency Opportunities Discretionary Spending  Continuous facilities optimization  Branch rationalization  Non-customer travel reduction  Consulting optimization  Supply Chain – 3rd party spend Stage of Completion

Wells Fargo 4Q16 Supplement 20 Branch rationalization strategy  Five external forces shape our physical distribution strategy - Customer behavior / digital adoption - Digital capabilities - Geographical differences, i.e., our strategy varies based on the nature and competitive dynamics of each individual market - Economic trends - Competitor distribution actions  Factors considered before closing a branch - Customer experience / retention / CRA impact - Profitability - Network benefit, i.e., how valuable is the branch to our customers  Near-term branch outlook - Based on observed trends and customer behavior, the pace of branch closures is expected to increase • 200 branches expected in 2017 and 200+ in 2018, up from 84 in 2016 • Continued opportunity for de novos in attractive markets

Community Banking

($ in millions)		4Q16	vs 3Q16		vs 4Q15
Net interest income	$	7,556	2	%	2
Noninterest income		4,105	(17)		(17)
Provision for credit losses		631	(3)		(10)
Noninterest expense		6,985	-		1
Income tax expense		1,272	(18)		(16)
Segment net income	**$**	**2,733**	**(15)**	**%**	**(14)**
($ in billions)					
Avg loans, net	$	488.1	-		1
Avg deposits		709.8	-		7

($ in billions)		4Q16		3Q16	4Q15
Retail Banking and Consumer Payments:					
Primary consumer checking customers [1][2]		3.5	%	4.7	5.6
Debit card purchase volume (POS) [3]	$	78.4		76.0	73.0
Debit card POS transactions *(millions)* [3]		2,039		2,030	1,910
Credit card purchase volume (POS)	$	20.2		19.6	18.9
Credit card penetration [1][4]		45.5	%	45.4	45.4

($ in billions)		4Q16		vs 3Q16		vs 4Q15
Consumer Lending:						
Auto Originations	$	6.4		(21)	%	(15)
Home Lending						
Applications	$	75		(25)	%	17
Application pipeline		30		(40)		3
Originations		72		3		53
Residential HFS production margin [5]		1.68	%	(13)	bps	(15)

- Net income of $2.7 billion, down 14% YoY and 15% LQ; included $592 million of net hedge ineffectiveness losses

Retail Banking and Consumer Payments

- Primary consumer checking customers [1][2] up 3.5% YoY
- Primary consumer checking customers [2] in December up 3.0% YoY
- Debit card POS transactions [3] of 2.0 billion, flat LQ and up 7% YoY
- Credit card purchase dollar volume of $20.2 billion, up 3% LQ on seasonality and up 7% YoY

Consumer Lending

- Consumer auto originations of $6.4 billion, down 21% LQ on seasonality and a continued focus on risk discipline, and down 15% YoY
- Mortgage originations of $72 billion, up 3% LQ and up 53% YoY on strong refinance volume
  - 50% of originations were for purchases, compared with 58% in 3Q16
  - 1.68% residential held for sale production margin [5]

(1) Metrics reported on a one-month lag from reported quarter-end; for example 4Q16 data as of November 2016 compared with November 2015. (2) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. (3) Combined consumer and business debit card activity. (4) Household penetration as of November 2016 and defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Effective 2Q16, Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Prior period metrics have been revised to conform with the updated methodology. Credit card household penetration rates have not been adjusted to reflect the impact of the ~565,000 potentially unauthorized accounts identified by PwC because the maximum impact in any one quarter was not greater than 86 bps, or ~2%. (5) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations.

Wells Fargo 4Q16 Supplement 21

Wholesale Banking

($ in millions)		4Q16	vs 3Q16		vs 4Q15
Net interest income	$	4,323	6	%	16
Noninterest income		2,830	(8)		(1)
Provision for credit losses		168	7		33
Noninterest expense		4,002	(3)		15
Income tax expense		795	(4)		(5)
Segment net income	**$**	**2,194**	**7**	**%**	**4**
($ in billions)					
Avg loans, net	$	461.5	2		11
Avg deposits		459.2	4		2

($ in billions)		4Q16	vs 3Q16		vs 4Q15
Key Metrics:					
Commercial card spend volume [1]	$	6.9	2	%	9
U.S. investment banking market share [2]		4.5 %			

- Net income of $2.2 billion, up 4% YoY and 7% LQ
- Net interest income up 6% LQ
  - Average loans up 2% LQ
  - Average deposits up 4% LQ
- Noninterest income down 8% LQ as lower trading and commercial mortgage banking fees were partially offset by higher investment banking and equity investment gains
- Provision for credit losses up 7% LQ reflecting lower recoveries
- Noninterest expense down 3% LQ driven by lower revenue-based incentive compensation and operating losses

Treasury Management

- Treasury management revenue up 4% YoY reflecting new product sales and repricing
- Commercial card spend volume [1] of $6.9 billion, up 9% YoY and 2% LQ

Investment Banking

- U.S. investment banking market share of 4.5% [2] vs. 4.3% in FY 2015

(1) Includes commercial card volume for the entire company.
(2) Full year 2016 share. Source: Dealogic U.S. investment banking fee market share.

Wells Fargo 4Q16 Supplement
22

Wealth and Investment Management

($ in millions)		4Q16	vs 3Q16		vs 4Q15
Net interest income	$	1,061	9	%	14
Noninterest income		3,013	(3)		-
Provision for credit losses		3	n.m.		n.m.
Noninterest expense		3,042	1		1
Income tax expense		380	(8)		4
Segment net income	**$**	**653**	**(4)**	**%**	**10**
($ in billions)					
Avg loans, net	$	70.0	2		11
Avg deposits		194.9	3		10

($ in billions, except where noted)		4Q16	vs 3Q16		vs 4Q15
Key Metrics:					
WIM Client assets [1] *($ in trillions)*	$	1.7	-	%	7
Retail Brokerage					
Financial advisors		14,882	(1)		(1)
Advisory assets	$	464	1		10
Client assets *($ in trillions)*		1.5	-		7
Wealth Management					
Client assets		231	1		3
Wells Fargo Asset Management					
Total AUM [2]		482	(3)		(2)
Wells Fargo Funds AUM		202	(11)		(14)
Retirement					
IRA assets		379	-		7
Institutional Retirement Plan assets		351	1		5

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits.
(2) Wells Fargo Asset Management Total AUM not held in Brokerage & Wealth client assets excluded from WIM Client Assets.

- Net income of $653 million, up 10% YoY and down 4% LQ
- Net interest income up 9% LQ, and up 14% YoY on strong loan and deposit growth
- Noninterest income down 3% LQ driven by lower deferred compensation plan investment results (offset in employee benefits expense), lower transaction revenue and other fee income, partially offset by higher asset-based fees
- Noninterest expense up 1% LQ largely driven by higher operating losses and other non-personnel expense, partially offset by lower deferred compensation plan expense (offset in trading-related revenue)

Retail Brokerage

- Advisory assets of $464 billion, up 1% LQ; up 10% YoY primarily driven by higher market valuations and positive net flows

Wealth Management

- Wealth Management client assets up 1% LQ and 3% YoY

Wells Fargo Asset Management

- Total AUM [2] down 3% LQ; down 2% YoY primarily due to equity and money market net outflows, partially offset by higher market valuations, fixed income inflows and assets acquired during the quarter

Retirement

- Institutional Retirement plan assets up 1% LQ and 5% YoY

Wells Fargo 4Q16 Supplement
23

Wells Fargo 4Q16 Supplement 24 Credit quality Nonperforming Assets ($ in billions) Provision Expense and Net Charge-offs ($ in millions)  Net charge-offs of $905 million, up $100 million, or 12%, LQ  $100 million reserve release driven by continued improvement in residential real estate, as well as stabilization in oil and gas portfolio performance  0.37% net charge-off rate - Commercial losses of 20 bps, up 3 bps LQ on lower recoveries - Consumer losses of 56 bps, up 5 bps LQ on higher credit card, auto and other revolving credit and installment  NPAs decreased $644 million LQ - Nonaccrual loans decreased $602 million on a $399 million decline in consumer nonaccruals and a $203 million decline in commercial nonaccruals - Foreclosed assets declined $42 million  Allowance for credit losses = $12.5 billion - Allowance covered 3.5x annualized 4Q16 net charge-offs 11.4 12.2 12.0 11.0 10.4 1.4 1.3 1.1 1.0 1.0 12.8 13.5 13.1 12.0 11.4 4Q15 1Q16 2Q16 3Q16 4Q16 Nonaccrual loans Foreclosed assets 831 1,086 1,074 805 805831 886 924 805 905 0.36% 0.38% 0.39% 0.33% 0.37% 4Q15 1Q16 2Q16 3Q16 4Q16 Provision Expense Net Charge-offs Net Charge-off Rate

Oil and gas loan portfolio

- Oil and gas outstandings down 8% LQ and 15% YoY, and exposure (1) down 1% LQ and 10% YoY reflecting pay-offs, exits and net charge-offs, as well as borrowing base reductions

Loans Outstanding and Exposure (1)
($ in billions)



42.0
38.3
37.8
17.4
16.0
14.8
4Q15
3Q16
4Q16
Outstandings
Exposure (1)

Credit performance overview

- $177 million of net charge-offs in 4Q16, up $9 million LQ
  - All losses were from the exploration & production (E&P) and services sectors
- Nonaccrual loans of $2.4 billion, down $84 million LQ
  - ~90% of nonaccruals current on interest and principal
  - 96% of nonaccruals from the E&P and services sectors
  - Substantially all nonaccruals are senior secured
- Criticized loans of $6.6 billion, down $776 million, or 11%, LQ, reflecting payoffs and reductions as well as facility upgrades and net charge-offs

Allowance overview

- $1.3 billion of allowance for credit losses allocated for oil and gas portfolio
  - 8.5% of total oil and gas loans outstanding
  - LQ decline reflects an improvement in portfolio metrics

(1) Exposure = Loans outstanding + unfunded commitments.

Wells Fargo 4Q16 Supplement
25

Wells Fargo 4Q16 Supplement 26 10.8% 10.6% 10.6% 10.7% 10.7% 4Q15 1Q16 2Q16 3Q16 4Q16 Estimated  Common Equity Tier 1 ratio well above the regulatory minimum, including regulatory buffers, as well as our internal buffer - Common Equity Tier 1 ratio (fully phased- in) of 10.7% at 12/31/16 (1)  Period-end common shares outstanding down 7.8 million LQ - Repurchased 24.9 million common shares - Issued 17.1 million common shares  Entered into a $750 million forward repurchase transaction which settled on January 12, 2017 for 14.7 million shares  Our strong capital levels allowed us to continue to return capital to shareholders - Returned $3.0 billion to shareholders in 4Q16 - Net payout ratio (2) of 62% in 4Q16  As of 12/31/2016, we estimate that our eligible external TLAC as a percentage of total risk- weighted assets was 20.7% compared with an expected 1/1/2019 required minimum of 22.0% - Equates to a shortfall of approximately $18.1 billion - We expect to meet the required minimum by 1/1/19 through measured issuance Capital (1) 4Q16 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 33 for additional information regarding capital ratios. (2) Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock. Capital Return Capital Position Common Equity Tier 1 Ratio (Fully Phased-In) (1) Total Loss Absorbing Capacity (TLAC) Update

Wells Fargo 4Q16 Supplement 27 Summary  Net income of $21.9 billion, diluted EPS of $3.99  Revenue of $88.3 billion, up 3% from 2015  ROA = 1.16%, ROE = 11.49%  Returned $12.5 billion to shareholders through common stock dividends and net share repurchases  Strong earnings of $5.3 billion - Diluted EPS of $0.96 included net hedge ineffectiveness accounting impact of $(0.07)  Solid returns - ROA = 1.08% - ROE = 10.94% • ROTCE (1) = 13.16%  Strong loan and deposit growth - Average loans up $51.9 billion, or 6%, YoY - Average deposits up $67.3 billion, or 6%, YoY  Diversified and high quality loan portfolio - Solid credit quality with net charge-offs of 0.37% of average loans (annualized) - Maintained our risk and pricing discipline  Strong capital levels while returning $3.0 billion to shareholders through common stock dividends and net share repurchases (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. See page 34 for additional information. 4Q16 2016

Appendix

Wells Fargo 4Q16 Supplement 29 Real estate 1-4 family mortgage portfolio (1) Nonconforming mortgages originated post February 2009. (2) The current loan-to-value (LTV) ratio is calculated as the net carrying value divided by the collateral value.  First lien mortgage loans down $3.1 billion LQ as an increase in nonconforming mortgage loans was more than offset by the $3.8 billion deconsolidation of certain previously sold reverse mortgage loans following the sale of the related servicing - Nonconforming mortgage loans increased $5.8 billion to $165.7 billion (1) - First lien home equity lines of $15.2 billion, down $249 million  First lien credit performance - Nonaccrual loans down $348 million, or 11 bps, LQ - Net charge-offs down $23 million LQ to a $3 million recovery for the quarter  Pick-a-Pay non-PCI portfolio - Loans of $16.4 billion down 5% LQ primarily reflecting loans paid-in-full - Nonaccrual loans decreased $159 million, or 9%, LQ - Net recovery of $8 million, up $2 million LQ - Current average LTV of 53% (2)  Junior lien mortgage loans down $1.9 billion, or 4%, LQ as paydowns more than offset new originations  Junior lien nonaccrual loans down $53 million, or 4%, LQ  Junior lien net charge-offs down $5 million, or 2 bps, LQ ($ in millions) 4Q16 3Q16 Real estate 1-4 family first mortgage loans: $ 275,579 278,689 Nonaccrual loans 4,962 5,310 as % of loans 1.80% 1.91 Net charge-offs $ (3) 20 as % of average loans - % 0.03 Real estate 1-4 family junior lien mortgage loans: $ 46,237 48,105 Nonaccrual loans 1,206 1,259 as % of loans 2.61% 2.62 Net charge-offs $ 44 49 as % of average loans 0.38% 0.40

Consumer credit card portfolio

($ in millions)		4Q16		3Q16
Credit card outstandings	$	36,700		34,992
Net charge-offs		275		245
as % of avg loans		3.09	%	2.82
Key Metrics:				
Purchase volume	$	20,177		19,638
POS transactions *(millions)*		302		296
New accounts [1] *(thousands)*		319		667
POS active accounts *(thousands)* [2]		8,814		8,818
Penetration [3][4]		45.5	%	45.4

- Credit card outstandings up 5% LQ from seasonal holiday spend and up 8% YoY reflecting active account growth
  - Credit card household penetration [3] [4] of 45.5%, up 15 bps LQ and up 10 bps YoY
  - Purchase dollar volume up 3% LQ driven by holiday spend volume and up 7% YoY
  - New accounts [1] down 52% LQ and 47% YoY reflecting reduced marketing activities and customer reaction to the sales practices settlement
- Net charge-offs up $30 million, or 27 bps, LQ on seasonality and loan growth, and up $32 million YoY on loan growth
- POS active accounts [2] flat LQ and up 6% YoY

(1) Includes consumer credit card as well as certain co-brand and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the month.
(3) Household penetration as of November 2016 and defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Effective 2Q16, Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Prior period metrics have been revised to conform with the updated methodology.
(4) Credit card household penetration rates have not been adjusted to reflect the impact of the ~565,000 potentially unauthorized accounts identified by PwC because the maximum impact in any one quarter was not greater than 86 bps, or ~2%.

Wells Fargo 4Q16 Supplement
30

Wells Fargo 4Q16 Supplement 31 Auto portfolios Consumer Portfolio  Auto outstandings of $62.3 billion down 1% LQ and up 4% YoY - 4Q16 originations of $6.4 billion down 21% LQ on seasonality and a continued focus on risk discipline, and down 15% YoY  Nonaccrual loans declined $2 million LQ and $15 million YoY  Net charge-offs up $29 million LQ and up $31 million YoY predominantly reflecting loan growth and higher severity  30+ days past due increased $330 million LQ driven by typically low 3Q levels and increased $244 million YoY on loan growth and mix Commercial Portfolio  Loans of $11.3 billion up 7% LQ and up 10% YoY on higher dealer floor plan utilization ($ in millions) 4Q16 3Q16 Auto outstandings $ 59,856 60,206 Nonaccrual loans 103 106 as % of loans 0.17% 0.18 Net charge-offs $ 161 133 as % of avg loans 1.07% 0.89 30+ days past due $ 1,659 1,332 as % of loans 2.77% 2.21 Auto outstandings $ 2,430 2,667 Nonaccrual loans 3 2 as % of loans 0.12% 0.07 Net charge-offs $ 5 4 as % of avg loans 0.76% 0.60 30+ days past due $ 17 14 as % of loans 0.70% 0.52 Commercial: Auto outstandings $ 11,279 10,580 Nonaccrual loans - 16 as % of loans - % 0.15 Net charge-offs $ 4 - as % of avg loans 0.16 % n.m. Indirect Consumer: Direct Consumer:

Wells Fargo 4Q16 Supplement 32 Student lending portfolio  $12.4 billion private loan outstandings down 1% LQ and up 1% YoY - Average FICO of 758 and 81% of the total outstandings have been co-signed - Originations down 6% YoY driven by lower retail bank channel originations  Net charge-offs increased $14 million LQ due to seasonality of repayments and increased $1 million YoY  30+ days past due increased $10 million LQ and decreased $11 million YoY ($ in millions) 4Q16 3Q16 Private outstandings $ 12,398 12,517 Net charge-offs 45 31 as % of avg loans 1.44% 1.01 30+ days past due $ 229 219 as % of loans 1.84% 1.75

Common Equity Tier 1 (Fully Phased-In)

Wells Fargo & Company and Subsidiaries

COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

(in billions, except ratio)			Estimated Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
Total equity		$	200.5	204.0	202.7	198.5	193.9
Adjustments:							
Preferred stock			(24.6)	(24.6)	(24.8)	(24.1)	(22.2)
Additional paid-in capital on ESOP preferred stock			(0.1)	(0.1)	(0.2)	(0.2)	(0.1)
Unearned ESOP shares			1.6	1.6	1.9	2.3	1.3
Noncontrolling interests			(0.9)	(1.0)	(1.0)	(1.0)	(0.9)
Total common stockholders' equity			176.5	179.9	178.6	175.5	172.0
Adjustments:							
Goodwill			(26.7)	(26.7)	(27.0)	(27.0)	(25.5)
Certain identifiable intangible assets (other than MSRs)			(2.7)	(3.0)	(3.4)	(3.8)	(3.2)
Other assets (2)			(2.1)	(2.2)	(2.0)	(2.1)	(2.1)
Applicable deferred taxes (3)			1.8	1.8	1.9	2.0	2.1
Investment in certain subsidiaries and other			(0.4)	(2.0)	(2.5)	(1.9)	(0.9)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)		146.4	147.8	145.6	142.7	142.4
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$	1,369.8	1,380.0	1,372.9	1,345.1	1,321.7
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)		10.7%	10.7	10.6	10.6	10.8

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company's capital position.

(2) Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of December 31, 2016, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for September 30, June 30 and March 31, 2016, and December 31, 2015, was calculated under the Basel III Standardized Approach RWAs.

(5) The Company's December 31, 2016, RWAs and capital ratio are preliminary estimates.

Wells Fargo 4Q16 Supplement 33

Wells Fargo 4Q16 Supplement 34 Return on average tangible common equity (ROTCE) Wells Fargo & Company and Subsidiaries TANGIBLE COMMON EQUITY (1) (in millions, except ratios) Quarter ended Dec 31, 2016 Return on average tangible common equity (1): Net income applicable to common stock (A) $ 4,872 Average total equity 201,247 Adjustments: Preferred stock (24,579) Additional paid-in capital on ESOP preferred stock (128) Unearned ESOP shares 1,596 Noncontrolling interests (928) Average common stockholders’ equity (B) 177,208 Adjustments: Goodwill (26,713) Certain identifiable intangible assets (other than MSRs) (2,871) Other assets (2) (2,175) Applicable deferred taxes (3) 1,785 Average tangible common equity (C) $ 147,234 Return on average common stockholders' equity (ROE) (A)/(B) 10.94 % Return on average tangible common equity (ROTCE) (A)/(C) 13.16 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. (2) Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets. (3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo 4Q16 Supplement 35 Forward-looking statements and additional information Forward-looking statements: This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward- looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our fourth quarter 2016 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. Purchased credit-impaired loan portfolios: Loans acquired that were considered credit impaired at acquisition were written down at that date in purchase accounting to an amount estimated to be collectible and the related allowance for loan losses was not carried over to Wells Fargo’s allowance. In addition, such purchased credit-impaired loans are not classified as nonaccrual or nonperforming, and are not included in loans that were contractually 90+ days past due and still accruing. Any losses on such loans are charged against the nonaccretable difference established in purchase accounting and are not reported as charge-offs (until such difference is fully utilized). As a result of accounting for purchased loans with evidence of credit deterioration, certain ratios of Wells Fargo are not comparable to a portfolio that does not include purchased credit- impaired loans. In certain cases, the purchased credit-impaired loans may affect portfolio credit ratios and trends. Management believes that the presentation of information adjusted to exclude the purchased credit-impaired loans provides useful disclosure regarding the credit quality of the non-impaired loan portfolio. Accordingly, certain of the loan balances and credit ratios in this document have been adjusted to exclude the purchased credit-impaired loans. References in this document to impaired loans mean the purchased credit-impaired loans. Please see page 31 of the press release announcing our 4Q16 results for additional information regarding the purchased credit-impaired loans.